EXHBIT 5.1

                        [Letterhead of David King & Co.]

                                                                August 7, 1996

Interpool Limited
211 College Road East
Princeton, New Jersey 08540

Ladies and Gentlemen

     We have acted as counsel to Interpool Limited, a corporation organised under the laws of Barbados (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-1 (the "Registration Statement") relating to the proposed public offering (the "Offering") of 7,650,000 Common Shares (the "Firm Shares") in the capital of the Company, no par value (the "Common Shares"), and up to an additional 1,147,500 Common Shares (the "Option Shares") which may be sold by the Company in the event the underwriters for the Offering elect to exercise their over-allotment option. The Firm Shares and any Option Shares sold by the Company are hereinafter collectively referred to as the "Shares."

     As such counsel, we have examined copies of (i) the Restated Articles of Incorporation and Amended By-Laws of the Company, each as in effect as of the date hereof, (ii) the Registration Statement and the exhibits thereto and (iii) the Prospectus which forms a part of the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, and such documents, records, agreements, instruments, certificates of officers and representatives of the Company and others and have made such examinations of law as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examinations, we have assumed the


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genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

     We as Attorneys involved in the preparation of this opinion, are admitted to practice law in Barbados and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of Barbados.

     Based upon and subject to the foregoing, we are of the opinion that the Shares to be offered by the Company, when issued and sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this law practice under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                        Sincerely

                                        /s/David King & Co.
                                        -------------------
                                        David King & Co.


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